SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
C&B Large Cap Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Disciplined Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Disciplined Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Diversified Fixed Income Portfolio	First 500M Next 500M Next 2B Over 3B	0.30 0.28 0.26 0.24
Diversified Large Cap Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65% 0.625% 0.60% 0.575% 0.55%
Diversified Stock Portfolio	First 500M Next 500M Next 2B Over 3B	0.35 0.33 0.31 0.29
Emerging Growth Portfolio	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Equity Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
Inflation-Protected Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
International Equity Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
International Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
International Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.35 0.35 0.325 0.325 0.30
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.85 0.80 0.75 0.725 0.70
Large Cap Appreciation Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Large Company Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.65 0.625 0.60 0.575 0.55
Managed Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Short-Term Investment Portfolio	0.10
Small Cap Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.20 0.20 0.175 0.175 0.15
Small Company Growth Portfolio	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Small Company Value Portfolio	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Stable Income Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Strategic Small Cap Value Portfolio	First 500M Next 500M Next 1B Next 1B Over 3B	0.80 0.775 0.75 0.725 0.70
Total Return Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30

Most recent annual approval by the Board of Trustees: March 26, 2010

Schedule A amended:  November 16, 2010

            The foregoing fee schedule is agreed to as of November 16, 2010 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

     C. David Messman

     Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
Andrew Owen

     Executive Vice President

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Disciplined Growth Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the establishment of a new portfolio: Diversified Large Cap Growth Portfolio.  The new portfolio will become effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Large Cap Appreciation Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Large Company Growth Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved a Plan of Liquidation and Termination  to effectuate the liquidation of the Small Cap Index Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the name change of the Strategic Small Cap Value Portfolio to the Small Cap Value Portfolio effective in the first quarter 2011.